     EXHIBIT 31.1
RULE 13A-14(A) / 15D-14(A) CERTIFICATION
I, Julie Smolyansky, certify that:
     1. I have reviewed this annual report of Lifeway Foods, Inc. on Form 10-KSB/A No. 1; and
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2007	/s/ Julie Smolyansky
Julie Smolyansky, Chief Executive Officer,
President, and Director